Exhibit 99.1

L BRANDS REPORTS FOURTH QUARTER
AND FULL-YEAR 2016 EARNINGS

- UPDATES FEBRUARY COMP GUIDANCE AND PROVIDES FIRST QUARTER
AND FULL-YEAR 2017 EARNINGS GUIDANCE -

Columbus, Ohio, Feb. 22, 2017 - L Brands, Inc. (NYSE: LB) today reported 2016 fourth quarter and full-year results.

Fourth Quarter Results
Earnings per share for the fourth quarter ended Jan. 28, 2017, were $2.18 compared to $2.15 for the quarter ended Jan. 30, 2016. Fourth quarter operating income decreased 8 percent to $987.6 million compared to $1.078 billion last year, and net income was $631.7 million compared to $636.0 million last year.

Reported results above include a favorable tax settlement of $41.7 million, or $0.14 per share. Excluding this item, adjusted net income decreased 7 percent to $590.0 million compared to $636.0 million last year, and adjusted earnings per share decreased 6 percent to $2.03 compared to $2.15 last year.

Net sales for the fourth quarter ended Jan. 28, 2017, were $4.489 billion, an increase of 2 percent compared to $4.395 billion for the quarter ended Jan. 30, 2016. Comparable sales for the fourth quarter ended Jan. 28, 2017, were flat. For the fourth quarter, the exit of the swim and apparel categories had a negative impact of 2 percentage points and 4 percentage points to total company and Victoria’s Secret comparable sales, respectively.

Full-Year Results
Earnings per share for the year ended Jan. 28, 2017, were $3.98 compared to $4.22 for the year ended Jan. 30, 2016. Full-year operating income was $2.003 billion compared to $2.192 billion last year, and net income was $1.158 billion compared to $1.253 billion last year.

The reported results above include certain significant items as detailed below:

•	In 2016:

•	A pre-tax gain of $108.3 million ($0.24 per share) related to a cash distribution from Easton Town Center;

•	A pre-tax charge of $35.8 million ($0.08 per share) related to the early extinguishment of the company’s July 2017 notes;

•
Pre-tax charges of $34.5 million ($0.07 per share) related to previously announced actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper; and

•	A favorable tax settlement of $41.7 million ($0.14 per share)

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	In 2015:

•	A pre-tax gain of $78.1 million ($0.23 per share) on the sale of the company’s remaining interest in the third-party apparel sourcing business

Excluding the significant items above, adjusted full-year earnings per share decreased 6 percent to $3.74 compared to $3.99 last year, adjusted operating income decreased 7 percent to $2.037 billion compared to $2.192 billion last year and adjusted net income decreased 8 percent to $1.090 billion compared to $1.184 billion last year.

Net sales for the year ended Jan. 28, 2017, were $12.574 billion, an increase of 3 percent compared to $12.154 billion for the year ended Jan. 30, 2016. Comparable sales for the year ended Jan. 28, 2017, increased 2 percent. For the year, the exit of the swim and apparel categories had a negative impact of 2 percentage points and 3 percentage points to total company and Victoria’s Secret comparable sales, respectively.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

2017 Outlook
The company currently expects 2017 full-year earnings per share to be between $3.05 and $3.35, including earnings per share between $0.20 and $0.25 in the first quarter. The 2017 earnings per share forecast includes negative impacts related to the exit of the swim and apparel categories at Victoria’s Secret, continued investment in China and investment in real estate at Victoria’s Secret and Bath & Body Works.

The company expects to report a mid-to-high-teens decrease in February comparable sales, below expectations for a mid-single digit decrease, reflecting a decline of about 20 percent at Victoria’s Secret and a mid-single digit decline at Bath & Body Works. The exit of swim and apparel at Victoria’s Secret is negatively impacting total company comparable sales by about 6 percentage points.

Earnings Call and Additional Information
L Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on Feb. 23. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 24962196) (international replay number: 1-404-537-3406 (conference ID 24962196)) or log onto www.LB.com. Additional fourth quarter and full-year financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,074 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 700 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2015 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2016

Comparable Sales Increase (Decrease) (Stores and Direct):

	Fourth Quarter	Fourth Quarter	Year	Year
	2016	2015	2016	2015
Victoria's Secret[1]	(3%)	7%	—%	5%
Bath & Body Works[1]	5%	7%	6%	7%
L Brands[2]	—%	8%	2%	5%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada and the U.K. and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Fourth Quarter	Fourth Quarter	Year	Year
	2016	2015	2016	2015
Victoria's Secret[1]	(2%)	5%	(1%)	5%
Bath & Body Works[1]	2%	6%	3%	5%
L Brands[2]	—%	6%	1%	5%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada and the U.K.

Total Sales (Millions):

	Fourth Quarter	Fourth Quarter	Year	Year
	2016	2015	2016	2015
Victoria's Secret Stores[1]	$2,062.7	$2,047.2	$6,198.9	$6,112.5
Victoria's Secret Direct	526.1	567.1	1,582.2	1,559.6
Total Victoria's Secret	$2,588.8	$2,614.3	$7,781.1	$7,672.1
Bath & Body Works[1]	$1,422.1	$1,361.8	$3,399.5	$3,225.0
Bath & Body Works Direct	197.8	157.8	452.2	361.6
Total Bath & Body Works	$1,619.9	$1,519.6	$3,851.7	$3,586.6
VS & BBW International[2]	$124.1	$112.3	$422.2	$385.2
Other	$156.7	$148.8	$519.0	$509.9
L Brands	$4,489.5	$4,395.0	$12,574.0	$12,153.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Acquired	Closed	at 1/28/17
Victoria's Secret U.S.	990	17	—	(9)	998
PINK U.S.	128	6	—	(1)	133
Victoria's Secret Canada	37	—	—	—	37
PINK Canada	9	—	—	—	9
Total Victoria's Secret	1,164	23	—	(10)	1,177

Bath & Body Works U.S.	1,574	30	—	(13)	1,591
Bath & Body Works Canada	98	5	—	(1)	102
Total Bath & Body Works	1,672	35	—	(14)	1,693

Victoria's Secret U.K.	12	3	—	—	15
PINK U.K.	2	1	—	—	3
Victoria's Secret Beauty and Accessories	—	6	26	(1)	31
Henri Bendel	29	—	—	—	29
La Senza U.S.	—	4	—	—	4
La Senza Canada	126	—	—	(4)	122
Total L Brands Stores	3,005	72	26	(29)	3,074

Total Noncompany-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Closed	Transferred	at 1/28/17
Victoria's Secret Beauty & Accessories	373	56	(12)	(26)	391
Victoria's Secret	16	7	—	—	23
PINK	3	2	—	—	5
Bath & Body Works	125	36	(2)	—	159
La Senza	221	6	(24)	—	203
Total	738	107	(38)	(26)	781

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JANUARY 28, 2017 AND JANUARY 30, 2016
(Unaudited)
(In thousands except per share amounts)
	2016	2015
Net Sales	$4,489,483	$4,395,039
Costs of Goods Sold, Buying and Occupancy	(2,545,460)	(2,392,626)
Gross Profit	1,944,023	2,002,413
General, Administrative and Store Operating Expenses	(956,471)	(924,435)
Operating Income	987,552	1,077,978
Interest Expense	(98,346)	(97,151)
Other Income	3,417	1,274
Income Before Income Taxes	892,623	982,101
Provision for Income Taxes	260,878	346,084
Net Income	$631,745	$636,017

Net Income Per Diluted Share	$2.18	$2.15

Weighted Average Shares Outstanding	290,231	295,174

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED JANUARY 28, 2017 AND JANUARY 30, 2016
(Unaudited)
(In thousands except per share amounts)
	2016	2015
Net Sales	$12,574,022	$12,153,789
Costs of Goods Sold, Buying and Occupancy	(7,448,854)	(6,950,299)
Gross Profit	5,125,168	5,203,490
General, Administrative and Store Operating Expenses	(3,122,432)	(3,011,981)
Operating Income	2,002,736	2,191,509
Interest Expense	(393,663)	(333,739)
Other Income	86,767	76,609
Income Before Income Taxes	1,695,840	1,934,379
Provision for Income Taxes	537,726	681,387
Net Income	$1,158,114	$1,252,992

Net Income Per Diluted Share	$3.98	$4.22

Weighted Average Shares Outstanding	291,065	296,788

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Fourth Quarter		Year-to-Date
	2016	2015	2016	2015
Details of Special Items - Income (Expense)
Victoria's Secret Restructuring	$—	$—	$(34,545)	$—
Special Items included in Operating Income	—	—	(34,545)	—

Gain on Distribution from Easton Town Center, LLC	—	—	108,310	—
Loss on Extinguishment of Debt	—	—	(35,827)	—
Gain on Divestiture of Third-party Apparel Sourcing Business	—	—	—	78,057
Special Items included in Other Income	—	—	72,483	78,057

Tax Benefit from the Settlement of a Discrete Tax Matter	41,750	—	41,750	—
Tax Effect of Special Items included in Operating Income and Other Income	—	—	(11,549)	(9,079)
Special Items included in Net Income	$41,750	$—	$68,139	$68,978
Special Items included in Earnings Per Diluted Share	$0.14	$—	$0.23	$0.23

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$987,552	$1,077,978	$2,002,736	$2,191,509
Special Items included in Operating Income	—	—	34,545	—
Adjusted Operating Income	$987,552	$1,077,978	$2,037,281	$2,191,509

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$631,745	$636,017	$1,158,114	$1,252,992
Special Items included in Net Income	(41,750)	—	(68,139)	(68,978)
Adjusted Net Income	$589,995	$636,017	$1,089,975	$1,184,014

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$2.18	$2.15	$3.98	$4.22
Special Items included in Earnings Per Diluted Share	(0.14)	—	(0.23)	(0.23)
Adjusted Earnings Per Diluted Share	$2.03	$2.15	$3.74	$3.99

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2016

In the fourth quarter of 2016, adjusted results exclude the following:

•	A $41.7 million tax benefit related to the favorable resolution of a discrete income tax matter.

In the third quarter of 2016, there were no adjustments to results.

In the second quarter of 2016, adjusted results exclude the following:

•	A $108.3 million pre-tax gain ($70.2 million net of tax of $38.1 million), included in other income, related to a $124.4 million cash distribution from Easton Town Center.

•	A $35.8 million pre-tax loss ($22.4 million net of tax of $13.4 million), included in other income, associated with the early extinguishment of our July 2017 notes.

In the first quarter of 2016, adjusted results exclude the following:

•
Pre-tax charges of $34.5 million ($21.4 million net of tax of $13.1 million) related to previously announced actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper.

Fiscal 2015

In the second, third and fourth quarters of 2015, there were no adjustments to results.

In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax of $9.1 million) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com